UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2015

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)	On June 14, 2015, the Compass Minerals International, Inc. Board of Directors elected Ms. Lori A. Walker as the ninth member of the Board of Directors effective immediately, as a Class III director with a term expiring at the 2018 Annual Meeting of Stockholders. Ms. Walker will serve on the Audit Committee and the Compensation Committee.

There are no arrangements or understandings between Ms. Walker and any other person pursuant to which she was appointed a director, and there are no transaction requiring disclosure under Item 404(a) of Regulation S-K.  Ms. Walker’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the board.  The non-employee director compensation program is described in Exhibit 10.14 to the Company’s Form 10-K for the period ended December 31, 2014, filed with the Securities Exchange Commission on February 23, 2015.

Ms. Walker will also be a party to the Company’s standard form of indemnification agreement (Exhibit 10.1 to Compass Minerals International, Inc.’s current Report on Form 8-K dated March 26, 2009).

For further information, see the attached Press Release dated June 15, 2015, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

99.1            Press Release dated June 15, 2015
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: June 15, 2015	By:	/s/ Matthew J. Foulston
Matthew J. Foulston
Vice President and Chief Financial Officer